EXHIBIT 99.4

LOAN AGREEMENT

Between

CONSOLIDATED RESOURCES GROUP, INC.

(a Florida corporation)

5858 West Atlantic Avenue

Delray Beach, Florida 33484

hereinafter referred to as “Borrower”

And

DEERFIELD CAPITAL CONSULTANTS, INC.,

(a Florida corporation)

360 Jefferson Drive, Suite 106

Deerfield Beach, Florida 33442

hereinafter referred to as “Lender”

RECITALS

WHEREAS the Lender is engaged in the business of buying, selling, leasing financial instruments and in general providing, procuring, syndicating financing by way of loan, equity or any such other mode, for projects against collateral of instruments;

WHEREAS the Borrower is desirous of procuring a loan of Four Hundred Thousand Dollars ($400,000.00) to finance the expenses associated with the acquisition by Borrower of a Land Reclamation Permit from the State of Illinois; and

WHEREAS the Lender has the resources to secure and provide the desired loan of Four Hundred Thousand Dollars ($400,000.00) repayable in 1 year (with a possible one year extension at Borrower’s request) in accordance with the terms and conditions agreed herein.

NOW THEREFORE, THIS LOAN AGREEMENT is executed by and between the parties identified hereinabove and signing for and on behalf of their respective companies on the following terms and conditions and is effective as of the last date of execution set forth below:

Article I

Definitions and Interpretation

1.01 Definitions. As used in this Agreement, the following terms have the following respective meanings:

“Affiliate” shall mean a person, firm or corporation which, directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Borrower.

“Agreement” or “Loan Agreement” means this Loan Agreement, as it may from time to time be amended, supplemented or otherwise modified.

“Business Day” means a day which is not a Saturday, Sunday or other day on which commercial Banking institutions in New York, New York, are permitted or required by law to remain closed.

“Capitalized Lease” means any lease which is capitalized on the books of the lessee, or should be so capitalized under generally accepted accounting principles.

“Controlled Group” means a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as amended, of which the Borrower is a part.

“Current Ratio” means the relationship, expressed as a numerical ratio, between:

(a) the amount of all assets which under generally accepted principles of accounting would appear as current assets on the balance sheet of the Borrower, excluding prepaid expenses which are not refundable on the date the determination is made, and

(b) the amount of all liabilities which under generally accepted principles of accounting would appear as current liabilities on such balance sheet, including all indebtedness payable on demand or maturing (whether by reason of specified maturity, fixed prepayments sinking funds or accruals of any kind, or otherwise) within 12 months or less from the date of the relevant statement, including all lease and rental obligation due in 12 months or less under leases, whether or not Capitalized Leases, and including Customers’ advances and progress billings on Contracts.

“Debt to Worth Ratio” means the relationship, expressed as a numerical ratio, between:

(a) the total of all liabilities of the Borrower which would appear on a balance sheet of the Borrower in accordance with generally accepted principles of accounting including capitalized lease obligations, and

(b) Tangible Net Worth.

“Default” means any Event of Default or any event or condition that with the giving of notice or lapse of time, or both, would constitute an Event of Default.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Environmental Audit” means a review for the purpose of determining whether the Borrower complies with Environmental Laws and whether there exists any Condition or circumstance which requires or will require a cleanup, removal, or other remedial action under Environmental Laws on the part of the Borrower including, but not limited to, some or all of the following:

(a) on site inspection including review of site geology, hydrogeology demography land use and Population;

(b) taking and analyzing soil borings and installing ground monitoring wells and analyzing samples taken from such wells;

(c) taking and analyzing of air samples and testing of undergound tanks;

(d) reviewing plant permits, compliance records and regulatory correspondence, and interviewing enforcement staff at regulatory agencies;

(e) reviewing the Borrower’s operations, procedures and documentation; and

(f) interviewing past and present employees of the Borrower.

“Environmental Laws” means all federal, state and local laws including statutes, regulations, ordinances, codes, rules and other governmental restrictions and requirements relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or hazardous substances including, but not limited to, the Federal Solid Waste Disposal Act, Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Comprehensive Environmental Responsibility Cleanup and Liability Act of 1980, regulations of the Environmental Protection, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency now or at any time hereafter in effect.

“Event of Default” means any one of the events described in Section 7.01.

“Indebtedness” means, collectively, all obligations, contingent and otherwise, which, in accordance with generally accepted accounting principles, should be classified on the balance sheet of the Borrower as liabilities, and, in any event, including, whether or not classified on such balance sheet, all (i) obligations for borrowed money or for the deferred purchase price of property; (ii) obligations upon which interest charges are customarily paid; (iii) obligations secured by any Lien on or with respect to any property or assets owned by the Borrower or acquired by the Borrower, whether or not the obligation secured thereby shall have been assumed; (iv) guaranties, endorsements and other contingent obligations; (v) reimbursement on indemnity undertakings with respect to letters of credit; and (vi) obligations as lessee under capitalized leases.

“Lien” means any mortgage, pledge, assignment, hypothecation, security interest, charge or other encumbrance of any kind or nature whatsoever of or on any cash, property or assets of any kind or nature whatsoever.

“Net Earnings” means the excess of:

(a) all revenues and income derived from operation in the ordinary course of business (excluding extraordinary gains and profits upon the disposition of investments and fixed assets), over

(b) all expenses and other proper charges against income (including payment or provision for all applicable income and other taxes, but excluding extraordinary losses and losses upon the disposition of investments and fixed assets), all as determined in accordance with generally accepted accounting principles.

“Net Working Capital” means:

(a) the amount of all assets which under generally accepted principles of accounting would appear as current assets on the balance sheet of the Borrower, excluding prepaid expenses which are not refundable on the date the determination is made, less

(b) the amount of all liabilities which under generally accepted principles of accounting would appear as current liabilities on such balance sheet, including all indebtedness payable on demand or maturing (whether by reason of specified maturity, fixed prepayments, sinking funds or accruals of any kind, or otherwise) within 12 months or less from the date of the relevant statement, including all lease and rental obligations due in 12 months or less under leases, whether or not Capitalized Leases, and including customers’ advances and progress billings on contracts.

“Obligations” means any and all liabilities, obligations and undertakings of the Borrower to the Lender arising under this agreement or the Note.

“Permitted Liens” means:

(a) liens outstanding on , and shown on the financial statements referred to in section 4.05 above;

(b) liens for taxes, assessments or governmental charges, and liens incident to construction, which are either not delinquent or are being contested in good faith by the Borrower by appropriate proceedings which will prevent foreclosure of such liens, and against which adequate reserves have been provided; and easements, restrictions, minor title irregularities and similar matters which have no adverse effect as a practical matter upon the ownership and use of the affected property by the Borrower;

(c) liens or deposits in connection with worker’s compensation or other insurance or to secure customs’ duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as a condition to the transaction of business or the exercise of any right, privilege or license; or other liens or deposits of a like nature made in the ordinary course of business;

(d) purchase money liens on property acquired in the ordinary course of business, to finance or secure a portion of the purchase price thereof, and liens on property acquired existing at the time of acquisition; provided that in each case such lien shall be limited to the property so acquired and the liability secured by such lien does not exceed either the purchase price or the fair market value of the asset acquired; and

(e) liens required by this agreement as security for the Note.

“Plan” means any employee pension benefit plan subject to Title IV of ERISA maintained by the Borrower or any member of the Controlled Group, or any such plan to which the Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

“Reportable Event” means a reportable event as that term is defined in Title IV of ERISA.

“Tangible Net Worth” means the total of all assets properly appearing on the balance sheet of the Borrower in accordance with generally accepted accounting principles, less the sum of the following:

(a) the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as good will, trademarks, trademark rights, trade names, trade-name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense;

(b) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to;

(c) all reserves, including reserves for depreciation, obsolescence, depletion, insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

(d) the amount, if any, at which any shares of stock of the Borrower appear on the asset side of such balance sheet;

(e) all liabilities of the Borrower shown on such balance sheet, other than liabilities subordinated to obligations owed to the Lender by subordination agreements in form and substance satisfactory to the Lender; and

(f) all investments in foreign affiliates and non-consolidated domestic affiliates.

“Unfunded Liabilities” means, with regard to any Plan, the excess of the current value of the Plan’s benefits guaranteed under ERISA over the current value of the Plan’s assets allocable to such benefits.

Article II

Loan and Note

2.01 The Loan. Upon closing of the Loan Transaction, the Borrower may obtain a loan from the Lender in the amount of up to four hundred thousand dollars ($400,000.00) which shall be evidenced by a single promissory note (the “Note”) payable to the order of the Lender in the principal amount advanced, dated as of the date that such loan is made to the Borrower, in the form of Exhibit A attached here. The Note shall be executed by the Borrower and delivered to the Lender prior to or simultaneously with the making of such loan. The Loan is for a term of one (1) year from the date of execution of this agreement and may be extended for an additional one (1) year period upon the written request of the Borrower. The interest rate on the loan will be fixed at twelve percent (12%). The note is payable in monthly interest-only installments of four thousand dollars ($4,000.00), with a balloon of the principal balance ($400,000.00) payable upon maturity of the note. The first payment will be due upon the date of execution of this agreement.

Each monthly installment payable hereunder shall be due on or before the eleventh (11th) day of each month thereafter until maturity of the loan.

2.02 Use of Proceeds. The Borrower represents, warrants and agrees that unless otherwise agreed to by Lender in writing, the proceeds of the loan made under this agreement will be used solely for the purpose of paying expenses associated with the acquisition by Borrower of a Land Reclamation Permit from the State of Illinois regarding coal located on the land described as 14221 East Arrow Road, Cuba, Illinois 61427 and more specifically defined in the Moss Johnson and Associates Survey with specific legal descriptions attached. Concurrent with the execution of this document, Borrower agrees to provide the identity of all professionals who may assist with acquiring the Land Reclamation Permit and a detailed estimate of anticipated expenses.

2.03 Prepayment. The Note may be pre-paid in whole or in part at the option of the Borrower on any interest payment date without premium or penalty All prepayments shall be accompanied by interest accrued on the amount prepaid through the date of prepayment.

2.04 Computations; Nonbusiness Days. All fees, and all interest payable on the Note, shall be computed for the actual number of days elapsed, using a daily rate determined by dividing the annual rate by 360. Whenever any payment to be made under this agreement or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida such payment may be made on the next succeeding business day, and such extension of time shall be included in the computation of interest under the Note.

Article III

Conditions of Borrowing

Without limiting any of the other terms of this agreement, the Lender shall not be required to make the loan to the Borrower under this agreement:

3.01 Representations. Unless the representations and warranties contained in Article IV continue to be true and correct on the date of such loan; no Event of Default under this agreement shall have occurred and be continuing, and no condition or event shall exist or have occurred which with the passage of time, the giving of notice or both would constitute an Event of Default under this agreement.

3.02 Security Agreement. Unless the Borrower shall have executed and delivered to the Lender a security agreement in the form attached here as Exhibit B (“Security Agreement”) and financing statements, in form satisfactory to the Lender, covering the collateral described in the Security Agreement.

3.03 Filings. Unless any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, perfected security interests in the collateral in the jurisdictions listed on Schedule 1 to the Security Agreement shall have been properly filed, registered or recorded in each office in each such jurisdiction which such filings, registrations and recordations are required; the Lender shall have received acknowledgement copies of all such filings, registrations and recordations stamped by the appropriate filing, registration or recording officer (or, in lieu thereof, other evidence satisfactory to the Lender that all such filings, registrations and recordations have been made); and the Lender shall have received such evidence as it may deem satisfactory that all necessary filing, recording and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings have been paid in full.

3.04 Priority. Unless the Lender shall have received, in form and substance satisfactory to the Lender, such lien searches, title insurance policies and other evidence of lien priority covering the mortgages and security interest granted to the Lender under this agreement as the Lender may require.

3.05 Proceedings Satisfactory. Unless all proceedings taken in connection with the transactions contemplated by this agreement, and all instruments, authorizations and other documents applicable to it, shall be satisfactory in form and substance to the Lender and its counsel.

Article IV

Representations and Warranties

In order to induce the Lender to make the loan as provided here, the Borrower represents and warrants to the Lender as follows:

4.01 Organization and Power. The Borrower is a corporation organized and existing in good standing under the laws of the state of Florida, and has all requisite power, authority and legal right corporate or otherwise, to conduct its business and to own its properties. The Borrower has no subsidiary. The Borrower is licensed or qualified to do business in all jurisdictions in which such qualification is required, and failure to so qualify could have a material adverse effect on the property, financial condition or business operations of the Borrower.

4.02 Authority. The execution, delivery and performance of this agreement, the Note and the documents required by Article III (“Collateral Documents”) are within the corporate powers of the Borrower, have been authorized by all necessary corporate action and do not and will not (a) require any consent or approval of the stockholders of the Borrower; (b) violate any provision of the articles of incorporation or bylaws of the Borrower or of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower; (c) require the consent or approval of, or filing or registration with, any governmental body, agency or authority; or (d) result in a breach of or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property of the Borrower pursuant to, any indenture or other agreement or instrument under which the Borrower is a party or by which it or its properties may be bound or affected. This agreement constitutes, and the Note and each of the documents required by Article III when executed and delivered under this agreement will constitute, legal, valid and binding obligations of the Borrower or other signatory enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy or similar laws affecting the enforceability of creditors’ rights generally.

4.03 Investment Company Act of 1940. The Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.04 Financial Statements. The balance sheet of the Borrower as of May 31, 2004, and the statement of profit and loss and surplus of the Borrower for the year ended on that date, as prepared by and previously furnished to the Lender, are correct and complete and truly represent the financial condition of the Borrower as of May 31, 2004, and the results of its operations for the fiscal year ended on that date. Since such date there has been no material adverse change in the property, financial condition or business operations of the Borrower. The Borrower does not have any material contingent obligations, liabilities for taxes, long-term leases, or unusual forward or long-term commitments which are not reflected in its financial statements.

4.05 Liens. The Borrower has good and clear record and marketable title to all of its assets, real and personal, free and clear of all liens, security interests, mortgages and encumbrances of any kind, except Permitted Liens. All owned and leased buildings and equipment of the Borrower are in good condition, repair and working order in all material respects and, to the best of the Borrower’s knowledge and belief, conform in all material respects to all applicable laws, regulations and ordinances.

4.06 Contingent Liabilities. The Borrower does not have any guarantees or other contingent liabilities outstanding (including, without limitation, liabilities by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss), except those permitted by section 5.09.

4.07 Taxes. Except as expressly disclosed in the financial statements referred to in section 4.04 above, the Borrower does not have any material outstanding unpaid tax liability (except for taxes which are currently accruing from current operations and ownership of property, which are not delinquent), and no tax deficiencies have been proposed or assessed against the Borrower. The most recent completed audit of the Borrower’s federal income tax returns was for the Borrower’s income tax year ending 2003, and all taxes shown by such returns (together with any adjustments arising out of such audit, if any) have been paid.

4.08 Absence of Litigation. The Borrower is not a party to any litigation or administrative proceeding, nor so far as is known by the Borrower is any litigation or administrative proceeding threatened against it, which in either case (a) relates to the execution, delivery or performance of this agreement, the Note, or any of the Collateral Documents, (b) could, if adversely determined, cause any material adverse change in its property, financial condition or the conduct of its business, (c) asserts or alleges that the Borrower violated Environmental Laws, (d) asserts or alleges that the Company is required to cleanup, remove, or take remedial or other response action due to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials, or (e) asserts or alleges that the Borrower is required to pay all or a portion of the cost of any past, present or future cleanup, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any hazardous substances or materials by the Borrower.

4.09 Absence of Default. No event has occurred which either of itself or with the lapse of time or the giving of notice or both, would give any creditor of the Borrower the right to accelerate the maturity of any indebtedness of the Borrower for borrowed money. The Borrower is not in default under any other lease, agreement or instrument, or any law, rule, regulation, order, writ, injunction, decree, determination or award, noncompliance with which could materially adversely affect its property, financial condition or business operations.

4.10 No Burdensome Agreements. The Borrower is not a party to any agreement, instrument indenture, lease (except those permitted by Section 5.10) or undertaking, or subject to any other restriction, (a) which materially adversely affects or may in the future so affect the property, financial condition or business operations of the Borrower, or (b) under or pursuant to which the Borrower is or will be required to place (or under which any other person may place) a lien upon any of its properties securing indebtedness either upon demand or upon the happening of a condition, with or without such demand.

4.11 Trademarks, etc. The Borrower possesses adequate trademarks, trade names, copyrights, patents, permits, service marks and licenses, or rights thereto, for the present and planned future conduct of their respective businesses substantially as now conducted, without any known conflict with the rights of others which might result in a material adverse effect on the Borrower.

4.12 Stock Trading; Symbol. The Borrower warrants and represents that it is and will continue to be traded on the OTC: Pink Sheets and is presently traded using the symbol CSRZ.

4.13 Partnerships; Joint Ventures. The Borrower is not a member of any partnership or joint venture.

4.14 Full Disclosure. No information, exhibit or report furnished by the Borrower to the Lender in connection with the negotiation or execution of this agreement contained any material misstatement of fact as of the date when made or omitted to state a material fact or any fact necessary to make the statements contained in it not misleading as of the date when made.

4.15 Location of Records. The Borrower is located at the address identified on the first page of this agreement. The only place where the Borrower keeps current financial and other records is at such address.

4.16 Fiscal Year. The fiscal year of the Borrower ends on May 31st of each year.

4.17 Other Environmental Conditions. To the Borrower’s knowledge after reasonable investigation, there are no conditions existing currently or likely to exist during the term of the Note which would subject the Borrower to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action or other response pursuant to Environmental Laws by the Borrower.

4.18 Changes in Laws. To the Borrower’s knowledge after reasonable investigation, there are no proposed or pending changes in Environmental Laws that would adversely affect the Borrower.

4.19 Environmental Judgments, Decrees and Orders. The Borrower is not subject to any judgment, decree, order or citation related to or arising out of Environmental Laws and has not been named or listed as a potentially responsible party by any governmental body or agency in a matter arising under any Environmental Laws.

4.20 Environmental Permits and Licenses. The Borrower is in the process of acquiring all permits, licenses and approvals required under Environmental Laws, all of which are listed on Exhibit C and attached to this agreement.

4.21 Further Representations and Warranties. Borrower further represents and warrants: (a) that two people have been selected to sit on the Board of Directors by Lancaster International and that they will be formally installed at the next regularly scheduled Directors meeting; (b) that the valuation of three hundred sixty-seven million dollars ($367,000.00) placed on the twenty-three million (23,000,000) tons of coal located on the land described as 14221 East Arrow Road, Cuba, Illinois 61427 and more specifically defined in the Moss Johnson and Associates Survey with specific legal descriptions attached, is satisfactory, and in fact, conservative; and (c) that the one million tons of coal to be assigned and transferred to Deerfield Enterprises, Inc. at the loan closing will be free of any and all liens and encumbrances.

Article V

Negative Covenants

While the credit granted to the Borrower is available and while any part of the principal of or interest on the Note remains unpaid, the Borrower shall not do any of the following, without the prior written consent of the Lender:

5.01 Restriction of Indebtedness. Enter into any financial commitment (including obligations under Capitalized Leases), that would affect the ability of Borrower to repay the Note upon maturity.

5.02 Amendments and Prepayments. Agree to any amendment, modification or supplement, or obtain any waiver or consent in respect of compliance with any of the terms of, or call or redeem, or make any purchase or prepayment of or with respect to, any instrument or agreement evidencing or relating to any indebtedness for borrowed money or for the deferred purchase price of any asset, including Capitalized Leases.

5.03 Restriction on Liens. Create or permit to be created or allow to exist any mortgage, pledge, encumbrance or other lien upon or security interest in any property or asset now owned or subsequently acquired by the Borrower, except Permitted Liens.

5.04 Liquidation; Merger; Disposition of Assets. Liquidate or dissolve; or merge with or into or consolidate with or into any other corporation or entity; or sell, lease, transfer or otherwise dispose of all or any substantial part of its property, assets or business (other than sales made in the ordinary course of business).

5.05 Contingent Liabilities. Guarantee or become a surety or otherwise contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) for any obligations of others, except pursuant to the deposit and collection of checks and similar items in the ordinary course of business.

5.06 Leases. Incur or permit to be outstanding lease or rental obligations as lessee of real or personal property, under leases which are not Capitalized Leases, exceeding in the aggregate for any fiscal year of the Borrower 50% of Tangible Net Worth.

5.07 Salaries and Other Compensation. Pay salaries, bonuses, profit-sharing payments or any other compensation of any kind to officers, directors, and other employees having management or executive responsibilities exceeding $2,000,000.00 in the aggregate in any one fiscal year.

5.08 Affiliates. Suffer or permit any transaction with any Affiliate, except on terms not less favorable to the Borrower than would be usual and customary in similar transactions with nonaffiliated persons.

Article VI

Affirmative Covenants

While the credit granted to the Borrower is available and while any part of the principal of or interest on the Note remains unpaid, the Borrower shall unless waived in writing by the Lender:

6.01 Financial Status. At all times maintain: (a) Net Working Capital in the amount of at least $50,000.00.

6.02 Corporate Existence; Obligations. Do all things necessary to: (a) maintain its corporate existence and all rights and franchises necessary or desirable for the conduct of its business; (b) comply with all applicable laws, rules, regulations and ordinances, and all restrictions imposed by governmental authorities, including those relating to environmental standards and controls; and (c) pay, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and other governmental charges against it or its property, and all of its other liabilities, except to the extent and so long as the same are being contested in good faith by appropriate proceedings in such manner as not to cause any material adverse effect upon its property, financial condition or business operations, with adequate reserves provided for such payments.

6.03 Business Activities. Continue to carry on its business activities in substantially the manner such activities are conducted on the date of this agreement and not make any material change in the nature of its business.

6.04 Properties. Keep its properties (whether owned or leased) in good condition, repair and working order, ordinary wear and tear and obsolescence excepted, and make or cause to be made from time to time all necessary repairs thereto (including external or structural repairs) and renewals and replacements.

6.05 Accounting Records; Reports. Maintain a standard and modern system for accounting in accordance with generally accepted principles of accounting consistently applied throughout all accounting periods and consistent with those applied in the preparation of the financial statements referred to in section 4.05; and furnish to the Lender such information respecting the business, assets and financial condition of the Borrower as the Lender may reasonably request and, without request, furnish to the Lender:

(a) Within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower (i) balance sheet of the Borrower as of the close of such quarter and of the comparable quarter in the preceding fiscal year; and (ii) statements of income and surplus of the Borrower for such quarter and for that part of the fiscal year ending with such quarter and for the corresponding periods of the preceding fiscal year; all in reasonable detail and certified as true and correct (subject to audit and normal year-end adjustments) by the chief financial officer of the Borrower; and

(b) As soon as available, and in any event within days after the close of each fiscal year of the Borrower, a copy of the audit report for such year and accompanying financial statements of the Borrower, as prepared by independent public accountants of recognized standing selected by the Borrower and satisfactory to the Lender, which audit report shall be accompanied by an opinion of such accountants, in form satisfactory to the Lender, to the effect that the same fairly present the financial condition of the Borrower and the results of its operations as of the relevant dates thereof, together with copies of any management letters issued by such accountants in connection with such audit; and

(c) As soon as available, copies of all reports or materials submitted or distributed to shareholders of the Borrower or filed with the SEC or other governmental agency having regulatory authority over the Borrower or with any national securities exchange; and

(d) Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of obligations of the Borrower pursuant to the terms of any indenture, loan or similar agreement and not otherwise required to be furnished to the Lender pursuant to any other clause of this section, and

(e) Within 90 days after the beginning of each fiscal year of the Borrower, a schedule showing all insurance policies which the Borrower had in force as of the beginning of such fiscal year, signed by a proper accounting officer of the Borrower; and

(f) Promptly, and in any event within days, after Borrower has knowledge thereof a statement of the chief financial officer of the Borrower describing: (i) any event which, either of itself or with the lapse of time or the giving of notice or both, would constitute a default under this agreement or under any other material agreement to which the Borrower is a party, together with a statement of the actions which the Borrower proposes to take with respect thereto; (ii) any pending or threatened litigation or administrative proceeding of the type described in section 4.08; and (iii) any fact or circumstance which is materially adverse to the property, financial condition or business operations of the Borrower; and

(g)(i) Promptly, and in any event within days, after the Borrower knows that any Reportable Event with respect to any Plan has occurred, a statement of the chief financial officer of the Borrower setting forth details as to such Reportable Event and the Action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Borrower, (ii) promptly after the filing thereof with the Internal Revenue Service, copies of each annual report with respect to each Plan administered by the Borrower and (iii) promptly after receipt thereof, a copy of any notice (other than a notice of general application) the Borrower or any member of the Controlled Group may receive from the Pension Benefit Guaranty Corporation or the Internal Revenue Service with respect to any Plan administered by the Borrower. The financial statements referred to in (a) and (b) above shall be accompanied by a certificate by the chief financial officer of the Borrower that, as of the close of the last period covered in such financial statements, no condition or event had occurred which constitutes a default under this agreement or which, after notice or lapse of time or both, would constitute a default under this agreement (or if there was such a condition or event, specifying the same). The audit report referred to in (b) above shall be accompanied by a certificate by the accountants who prepared the audit report, as of the date of such audit report, stating that in the course of their audit, nothing has come to their attention suggesting that a condition or event has occurred which constitutes a default under this agreement or which, after notice or lapse of time or both, would constitute a default under this agreement (or if there was such a condition or event, specifying the same); but such accountants shall not be liable for any failure to obtain knowledge of any such condition or event.

(h) On the first ten consecutive Fridays after closing of the loan transaction referenced herein, Borrower shall cause its counsel, John Osberger, or his successor in such capacity, to provide to Lender a detailed account of use of proceeds from the loan for such week, including the identity of the payee, amount paid and the purpose of the payment.

(i) Borrower hereby authorizes Kiefner and Hunt, P.A., attorneys at law, to immediately wire transfer from their trust account, $270,000.00 of the $400,000.00 loan amount to Lancaster International upon the execution of the closing documents by Borrower and Deerfield Enterprises, Inc.

6.06 Inspection of Records. Permit accountants, auditors, attorneys and other representatives of the Lender to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as may be reasonably desired.

6.07 Compliance with Environmental Laws. Timely comply with all applicable Environmental Laws.

6.08 Orders, Decrees and Other Documents. Provide to the Lender, immediately upon receipt, copies of any correspondence, notice, pleading, citation, indictment, complaint, order, decree, or other document from any source asserting or alleging a circumstance or condition which requires or may require a financial contribution by Borrower or a cleanup, removal, remedial action, or other response by or on the part of the Borrower under Environmental Laws which seeks damages or civil, criminal or punitive penalties from Borrower for an alleged violation of Environmental Laws.

6.09 Agreement to Update. Advise the Lender in writing as soon as Borrower becomes aware of any condition or circumstance which makes the environmental warranties contained in this Agreement incomplete or inaccurate.

6.10 Payment of Taxes. The Borrower will pay and discharge all taxes and other assessments and governmental charges imposed on it or on its income, profits or property prior to the date on which interest, penalties or liens accrue or attach, and pay and discharge all other known liabilities and obligations when due, provided that the Borrower shall not be required to pay any such tax, assessment, governmental charge or other liability that is being contested in good faith by appropriate proceedings, promptly initiated and diligently prosecuted, so long as adequate reserves for it are maintained and enforcement of any Lien for it is effectively stayed, and so long as such nonpayment will not have a material adverse effect on the condition of the Borrower, financial or otherwise.

Article VII

Defaults

7.01 Events of Defaults. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) The Borrower shall fail to pay (i) any interest due on the Note, or any other amount payable under this agreement (other than a principal payment on the Note) within 10 days after the same becomes due; or (ii) any principal amount due on the Note when due;

(b) The Borrower shall default in the performance or observance of any agreement, covenant, condition, provision or term contained in Article V or section 6.01 of this Agreement;

(c) The Borrower or other signatory other than the Lender shall default in the performance or observance of any of the other agreements, covenants, conditions, provisions or terms in this agreement or any Collateral Document continuing for a period of days after written notice hereof is given to the Borrower by the Lender;

(d) Any representation or warranty made by the Borrower here or any certificate delivered pursuant to this agreement, or any financial statement delivered to the Lender under this agreement, shall prove to have been false in any material respect as of the time when made or given;

(e) The Borrower shall fail to pay as and when due and payable (whether at maturity, by acceleration or otherwise) all or any part of the principal of or interest on any indebtedness of or assumed by it, or of the rentals due under any lease or sublease, or of any other obligation for the payment of money, and such default shall not be cured within the period or periods of grace, if any, specified in the instruments governing such obligations; or default shall occur under any evidence of, or any indenture, lease, sublease, agreement or other instrument governing such obligations, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness or other obligation or the termination of such lease or sublease;

(f) A final judgment which, together with other outstanding final judgments against the Borrower exceeds an aggregate of $500,000.00 shall be entered against the Borrower and shall remain outstanding and unsatisfied, unbonded, unstayed or uninsured after 30 days from the date of entry thereof;

(g) The Borrower or any Guarantor shall: (i) become insolvent; or (ii) be unable, or admit in writing its inability to pay its debts as they mature; or (iii) make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its property; or (iv) become the subject of an “order for relief’ within the meaning of the United States Bankruptcy Code; or (v) become the subject of a creditor’s petition for liquidation, reorganization or to effect a plan or other arrangement with creditors; or (vi) apply to a court for the appointment of a custodian or receiver for any of its assets; or (vii) have a custodian or receiver appointed for any of its assets (with or without its consent); or (viii) otherwise become the subject of any insolvency proceedings or propose or enter into any formal or informal composition or arrangement with its creditors; or (ix) die;

(h) This Agreement, the Note or any Collateral Document shall, at any time after their respective execution and delivery, and for any reason, cease to be in full force and effect or be declared void, or be revoked or terminated, or the validity or enforceability thereof or hereof shall be contested by the Borrower or any shareholder of the Borrower, or the Borrower shall deny that it has any or further liability or obligation thereunder or under this agreement, as the case may be; or (i) Any Reportable Event, which the Lender determines in good faith to constitute grounds for the termination of any Plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred, or any Plan shall be terminated within the meaning of Title IV of ERISA, or a trustee shall be appointed by the appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan, and in case of any event described in the preceding provisions of this section the Lender determines in good faith that the aggregate amount of the Borrower’s liability to the Pension Benefit Guaranty Corporation under

ERISA shall exceed $50,000.00 and such liability is not covered, for the benefit of the Borrower, by insurance.

(i) Borrower shall have failed to obtain the Land Reclamation Permit and any other required permits from the State of Illinois or the United States government necessary to transfer, sell, assign, transport or otherwise remove the coal that is subject to the security agreement between the parties hereto from its present site.

7.02 Termination of Commitment; Acceleration of Obligations and Remedies. Upon the occurrence of any Event of Default:

(a) As to any Event of Default (other than an Event of Default under section 7.01(g)) and at any time thereafter, and in each case, the Lender may, by written notice to the Borrower, immediately terminate its obligation to make a loan under this agreement and/or declare the unpaid principal balance of the Note, together with all interest accrued thereon, to be immediately due and payable; and the unpaid principal balance of and accrued interest on such Note shall immediately be due and payable without further notice of any kind, all of which are waived, and notwithstanding anything to the contrary here or contained in the Note;

(b) As to any Event of Default under section 7.01(g), the obligation of the Lender to make a loan under this agreement shall immediately terminate and the unpaid principal balance of the Note, together with all interest accrued, shall immediately be due and payable, all without presentment, demand, protest, or further notice of any kind, all of which are waived, notwithstanding anything to the contrary here or contained in the Note; and

(c) As to each Event of Default, the Lender shall have all the remedies for default provided by the Collateral Documents, as well as applicable law, including but not limited to, immediately taking possession of and exercising dominion and control over the coal that is the subject of the security agreement and reselling, assigning or transporting such coal from its present site.

7.03 Remedies Cumulative. The rights and remedies of the Lender, not only under this agreement and under the Note, but also under any other agreement of the Borrower with the Lender and under applicable law, whether now or subsequently in force, are cumulative and not exclusive of any other rights, powers and remedies, and all such rights, powers and remedies may be exercised singly, alternatively or concurrently.

Article VIII

Miscellaneous

8.01 Expenses; Indemnity.

(a) The Borrower shall pay, or reimburse the Lender for: (i) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by the Lender in connection with the negotiation, preparation, execution, delivery, and administration of this agreement, the Note, the Collateral Documents and any other document required under this agreement or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing; (ii) all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) paid or incurred by the Lender before and after judgment in enforcing, protecting or preserving its rights under this agreement, the Note, the Collateral Documents and other document required under this agreement or thereunder, including without limitation the enforcement of rights against, or realization on, any collateral or security therefore; and (iii) any and all recording and filing fees and any and all stamp, excise, intangibles and other taxes, if any, (including, without limitation, any sales, occupation, excise, gross receipts, franchise, general corporation, personal property, privilege or license taxes, but not including taxes levied upon the net income of the Lender by the federal government or the state of Florida), which may be payable or determined to be payable in connection with the negotiation, preparation, execution, delivery, administration or enforcement of this agreement, the Note, the Collateral Documents or any other document required under this agreement or thereunder or any amendment, supplement, modification or waiver of or to any of the foregoing, or consummation of any of the transactions contemplated hereby or thereby, including all costs and expenses incurred in contesting the imposition of any such tax, and any and all liability with respect to or resulting from any delay in paying the same, whether such taxes are levied upon the Lender, the Borrower or otherwise.

(b) The Borrower agrees to indemnify the Lender against any and all losses, claims, damages, liabilities and expenses, (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the Lender arising out of, in any way connected with, or as a result of (i) any acquisition or attempted acquisition of stock or assets of another person or entity by the Borrower or any subsidiary; (ii) the use of any of the proceeds of any loans made under this agreement by the Borrower or any subsidiary for the making or furtherance of any such acquisition or attempted acquisition; (iii) the construction or operation of any facility owned or operated by the Borrower or any subsidiary, or resulting from any pollution or other environmental condition on the site of, or caused by, any such facility; (iv) the negotiation, preparation, execution, delivery, administration, and enforcement of this agreement, the Note, the Collateral Documents and any other document required under this agreement or thereunder, including without limitation any amendment, supplement, modification or waiver of or to any of the foregoing or the consummation or failure to consummate the transactions contemplated hereby or thereby, or the performance by the parties of their obligations under this agreement or thereunder; (v) any claim, litigation, investigation or proceedings related to any of the foregoing, whether or not the Lender is a party thereto; provided, however, that such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from:

(A) any unexcused breach by the Lender of its obligations under this agreement, or

(B) any commitment made by the Lender to a person other than the Borrower or any subsidiary which would be breached by the performance of the Lender’s obligations under this agreement.

(C) The foregoing agreements and indemnities shall remain operative and in full force and effect regardless of termination of this agreement, the consummation of or failure to consummate either the transactions contemplated by this agreement or any amendment, supplement, modification or waiver, the repayment of any loan made under this agreement, the invalidity or unenforceability of any term or provision of this agreement or the Note or any

Collateral Document, or any other document required under this agreement or thereunder, any investigation made by or on behalf of the Lender, the Borrower or any subsidiary, or the content or accuracy of any representation or warranty made under this Agreement, any Collateral Document or any other document required under this agreement or thereunder.

8.02 Securities Act of 1933. The Lender represents that it is acquiring the Note without any present intention of making a sale or other distribution of such Note, provided the Lender reserves the right to sell the Note or participations therein.

8.03 Successors. The provisions of this agreement shall inure to the benefit of any holder of the Note, and shall inure to the benefit of and be binding upon any successor to any of the parties here. No delay on the part of the Lender or any holder of the Note in exercising any right, power or privilege under this agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege under this agreement preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies specified herein are cumulative and are not exclusive of any rights or remedies which the Lender or the holder of the Note would otherwise have.

8.04 Survival. All agreements, representations and warranties made here shall survive the execution of this agreement, the making of the loans under this agreement and the execution and delivery of the Note.

8.05 Governing Law; Venue; Arbitration. This agreement and the Note issued under it shall be governed by and construed in accordance with the laws of the state of Florida, except to the extent superceded by federal law. Exclusive venue for any civil action arising from a default on the Note or breach of this agreement by Borrower shall be in the Circuit Court in and for Broward County, Florida. Each party hereto consents and submits to personal jurisdiction in such court. All other disputes or controversies between the parties regarding any matter whatsoever shall be submitted to arbitration before the American Arbitration Association utilizing its Commercial Rules and such arbitration shall occur in Ft. Lauderdale, Florida. The Circuit Court in and for Broward County Florida shall have concurrent jurisdiction with the American Arbitration Association for purposes of entering temporary or permanent injunctive relief.

8.06 Counterparts. This agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same instrument.

8.07 Notices. All communications or notices required under this agreement shall be deemed to have been given on the date when deposited in the United States mail, postage prepaid, and addressed as follows (unless and until any of such parties advises the other in writing of a change in such address): (a) if to the Borrower, with the full name and address of the Borrower as shown on this agreement above, to the attention of the officer of the Borrower executing the form of acceptance of this agreement; and (b) if to the Lender with the full name and address of the Lender as shown on this agreement above, to the attention of the officer of the Lender executing the form of acceptance of this agreement.

8.08 Participations. The Borrower agrees that the Lender may, at its option, sell to another financial institution or institutions interests in the Note and, in connection with each such sale, and thereafter, disclose to any purchaser or potential purchaser of such interest any financial information the Lender may have concerning the Borrower.

8.09 Entire Agreement; No Agency. This agreement and the other documents referred to here contain the entire agreement between the Lender and the Borrower with respect to the subject matter hereof, superseding all previous communications and negotiations, and no representation, undertaking, promise or condition concerning the subject matter hereof shall be binding upon the Lender unless clearly expressed in this agreement or in the other documents referred to here. Nothing in this agreement or in the other documents referred to herein and no action taken pursuant to this agreement shall cause the Borrower to be treated as an agent of the Lender, or shall be deemed to constitute the Lender and the Borrower a partnership, association, joint venture or other entity.

8.10 Attachments. The Exhibits here are incorporated into and made a part of this Agreement.

8.11 Severability. If any provision of any Loan Document, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable.

WHEREFORE, the parties hereto have executed this agreement on the dates set forth below.

DEERFIELD CAPITAL CONSULTANTS, INC.
(Lender)

Date:	February 10, 2005	/s/ Obrian P. Norris
Obrian P. Norris, President

CONSOLIDATED RESOURCES GROUP, INC.
(Borrower)

Date:	February 10, 2005	/s/ Joseph Bergmann
Joseph Bergmann, President

PROMISSORY NOTE

$400,000.00	Boca Raton, Florida
February 10, 2005

FOR VALUE RECEIVED, the undersigned, CONSOLIDATED RESOURCES GROUP, INC., a Florida corporation, (hereinafter referred to as “Maker”), whose mailing address is 5858 West Atlantic Avenue, Delray Beach, Fl. 33484, promise to pay in lawful money of the United States of America to the order of DEERFIELD CAPITAL CONSULTANTS, INC., a Florida corporation, (hereinafter referred to as “Holder”) whose mailing address is 3840 W. Hillsboro Blvd. – Ste 231, Deerfield Beach, Florida 33442, the principal sum of FOUR HUNDRED THOUSAND DOLLARS ($400,000.00). The purpose of this loan is to defray expenses associated with the acquisition by Maker of a Land Reclamation Permit from the State of Illinois. The terms of this loan are as follows:

Loan Amount: $400,000

Rate: Fixed at 12% (interest only, paid monthly in advance)

Term: 12 months with one 12-month extension at Maker’s request

Collateral: Holder is granted a First Priority lien on Maker’s coal

Recourse: Full recourse to Consolidated Resources Group, Inc.

Repayment: From the takeout loan proceeds or from cash flow generated by coal sales

Interest Reserve: $12,000 (3 months) to be held by Holder

Prepayment Penalty: None

Lender/Intermediaries Fees: $80,000

Payments: All payments due to Holder are to be wire transferred using the Attached Wiring Instructions.

The following event(s) shall be events of default (“EVENTS OF DEFAULT”) hereunder:

(i) failure to pay any part of principal or interest falling due under this Note which non-payment continues for a period in excess of ten (10) days;

The occurrence of an EVENT OF DEFAULT shall authorize the Holder of this Note, at the Holder’s option, to declare the entire outstanding principal balance immediately due and payable in full and to exercise any and all other rights or remedies as provided under applicable law. This Note is to be construed and enforced according to the laws of the State of Florida.

Each maker, guarantor and endorser severally waives presentment, demand, protest or notice of protest and all requirements necessary to hold each of them liable as makers, guarantors and endorsers. Failure of the Holder to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

Each maker, guarantor and endorser further agrees, jointly and severally, to pay all principal and interest due hereunder, costs of collection, including a reasonable attorneys’ fee and reasonable attorneys’ fees and costs of appeal, in case the principal of this Note or interest thereon is not paid when due, whether suit be brought or not.

During the period of any default under the terms of this Note, the interest rate on the entire indebtedness then outstanding shall be at the highest rate presently allowed to be charged under applicable law computed from the date of default and continuing until such default is cured.

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Total charges for interest and in the nature of interest, reserved, charged or taken hereunder or under any documents executed in connection herewith shall not exceed the maximum amount allowed by applicable law, and any excess portion of such sums that may have been reserved, charged or taken shall be refunded to the makers hereof, or any parties liable for the payment of the indebtedness evidenced by this Note. Such refund may be made by application of the excess portion against the sums due hereunder, but such crediting shall not cure or waive a default.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE SECURING THIS NOTE AND ANY OTHER DOCUMENT EXECUTED IN CONJUNCTION HEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THE LOAN EVIDENCED BY THIS NOTE.

All payments made hereunder shall first be applied to late charges, then accrued interest, and the balance of said payments shall be applied to the unpaid principal balance.

Any notice to Maker provided for in this Note shall be given by mailing such notice by certified mail, return receipt requested, postage prepaid, addressed to Maker at the address stated above, or to such other address as Maker may designate in writing to Holder. Any notice to Holder shall be given by certified mail, return receipt requested, postage prepaid, to the address stated below, or to any other address as may have been designated in writing to Maker.

Time shall be of the essence with respect to the terms of this Note. This Note shall not be modified except by a written instrument subscribed by Maker and Holder

Maker hereby agrees that venue for any action or proceeding arising from or relating to this Note shall be in Broward County, Florida. However, at the option of Holder, in the event foreclosure is necessary on any real property that secures this Note, venue shall lay in the county where the real property is situated.

Payable at:

(See Wiring Instructions)

Deerfield Capital Consultants, Inc.	Consolidated Resources Group, Inc.
A Florida Corporation

/s/ Obrian P. Norris, President	/s/ Joseph Bergmann, its President
By: Obrian P. Norris, President	By: /s/ Joseph Bergmann, its President

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SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made and entered into by and between Consolidated Resources Group, Inc., a Florida Corporation (“Borrower”) that maintains its principal address at 5858 West Atlantic Avenue, Delray Beach, FL 33484 and Deerfield Capital Consultants, Inc., a Florida Corporation (“Lender”) that maintains its principal address at 360 Jefferson Drive, Suite 106, Deerfield Beach, Florida 33442 and is effective as of the last date of execution set forth below.

WHEREAS the Lender is engaged in the business of buying, selling, leasing financial instruments and in general providing, procuring, syndicating financing by way of loan, equity or any such other mode, for projects against collateral of instruments;

WHEREAS the Borrower has executed a Loan Agreement with Lender in order to procure a loan of Four Hundred Thousand Dollars ($400,000.00) to finance the expenses associated with the acquisition by Borrower of a Land Reclamation Permit from the State of Illinois; and

WHEREAS the Borrower has agreed in the Loan Agreement that it would grant to Lender a security interest in one million tons of coal more specifically described herein.

NOW THEREFORE, THIS SECURITY AGREEMENT is executed by and between the parties identified hereinabove and signing for and on behalf of their respective companies on the following terms and conditions and is effective as of the last date of execution set forth below:

1.	Obligations of Borrower:

(a)       The payment and performance of obligations under that certain Promissory Note of even date herewith in the amount of $400,000.00, executed by Borrower and delivered to Lender, hereinafter referred to as the “Note.”

(b)       All other liabilities or obligations of Borrower to Lender due or to become due or arising hereafter, whether direct, indirect, primary, secondary, absolute or contingent and relating to the indebtedness secured hereby.

(c)       Performance of all agreements contained in this Security Agreement.

2.	Collateral:

One million tons of coal located on the land described as 14221 East Arrow Road, Cuba, Illinois 61427 and more specifically defined in the Moss Johnson Survey with specific legal descriptions attached.

3.	Location of Collateral:

Borrower warrants and covenants that all the Collateral shall at all times be located at the aforementioned address in Illinois, subject to periodic sales of portions of the Collateral as agreed between the parties hereto.

4.	Grant of Security Interest.

Borrower grants to Lender a security interest (hereinafter the “Security Interest”) in the Collateral, all products of the Collateral, all proceeds of the Collateral and all replacements of the Collateral, where applicable. The Security Interest shall secure the payment and performance of all Obligations under the Note and this Agreement.

5.	Borrowers’ Warranties. Borrower warrants:

(a)       Borrower is the owner of the Collateral free of all claims, encumbrances, liens and security interests, except for the Security Interest granted hereby, and that Borrower will not sell, transfer, assign, exchange, mortgage, lease, encumber or otherwise dispose of any interest in such entity, nor merge, consolidate or otherwise divest any interest without Lender’s prior written consent.

(b)       Borrower has the right and corporate authority to make this agreement.

(c)       Borrower will not sell, lease or otherwise dispose of any of the Collateral without the written consent of Lender, except that Borrower may dispose of the Collateral in the ordinary course of business pursuant to the Financial Services Consulting Agreement (the “Consulting Agreement”) with Lender, provided Borrower shall immediately forward proceeds from the sale of the Collateral to Lender pursuant to the terms of the Consulting Agreement.

6.	Borrower’s Agreements. Borrower agrees:

(a)       Borrower will pay the Lender all the amounts payable on the Note and all other amounts due Lender whether evidenced by the Note or not, as and when the same shall be due and payable, whether at maturity, by acceleration or otherwise, and will perform all terms of the Note.

(b)       Borrower will defend the Collateral against the claims and demands of all persons and or entities, including governmental agencies.

(c)       In the event the Collateral is insurable, Borrower will insure the Collateral against all hazards reasonably requested by Lender in form and amount reasonably satisfactory to Lender. If Borrower fails to obtain insurance, Lender shall have the right to obtain it at Lenders’ expense. Borrower assigns to Lender all rights to receive proceeds of insurance not exceeding the greater of the unpaid balance under the Note or the commercial value of the Collateral, directs any insurer to pay all sums directly to Lender, authorizes the Lender to endorse any draft for the proceeds and settle any claim with the insurer. If, while any of the Obligations are outstanding, any return premiums, dividends, other amounts or proceeds are paid to Lender under any insurance policy required hereby, Lender may at its election apply such amounts to payment of

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the Note or pay such proceeds to the Borrowers for the repair or replacement of the Collateral. All insurance policies shall provide for ten (10) days’ notice of cancellation to Lender, shall be payable to the Lender in the event of loss, and shall be deposited with Lender upon request.

(d)       Borrower shall preserve the Collateral for the benefit of Lender. Without limiting the generality of the foregoing, Borrower shall, where appropriate, pay or cause to be paid all taxes, assessments, or other charges on the Collateral when due.

(e)       Borrower will pay as part of the debt hereby secured all amounts, including reasonable attorneys’ fees and costs, with interest thereon, paid by Lender (1) for taxes, levies, insurance, repairs to, or maintenance of the Collateral, and (2) in taking possession of, disposing of or preserving the Collateral after any default hereinafter described.

(f)        Borrower will not permit any of the Collateral to be removed from the abovementioned location without the prior written consent of Lender, except when replaced by like goods of equal or greater value.

(g)       Borrower will immediately advise Lender in writing of any change in Borrowers’ place of business.

(h)       Borrower will not:

(i)	permit any liens or security interests to attach to any of the Collateral, except as created hereby;

(ii)	permit any of the Collateral to be levied upon under any legal process;

(iii)	permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Agreement.

(i)        Borrower will do all acts and things which Lender may deem necessary to perfect and continue perfected the security interest granted by this Agreement and to protect the Collateral, including the execution of financing statements, continuation, amendment and termination statements and the procurement of waivers or disclaimers of interest in the Collateral by the owners of real estate upon which any Collateral is located, and Borrower appoints Lender as their attorney in fact, with full power of substitution, to do all such acts and all other acts Borrower may be required to do under this Agreement.

(j)        Borrower covenants to keep accurate and complete records listing and describing the Collateral. When requested by Lender, Borrower shall give Lender a certificate on a form to be supplied by Lender listing and describing the Collateral.

7.	Possession of Collateral.

Until default, Borrower may retain possession of the Collateral in any lawful manner not inconsistent with the agreements herein, or with the terms and conditions of any other agreement with Lender or any policy of insurance thereon.

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8.	Default. Borrower shall be in default hereunder if any of the following events occurs:

(a)       Any representation or warranty made by Borrower in this Agreement is untrue or is not fulfilled.

(b)       Borrower fails to pay any Obligation when due.

(c)       Borrower fails to observe or perform any covenant, warranty or agreement to be performed by Borrower under this Agreement or any of the Obligations or other agreements with Lender.

(d)       Borrower is involved in any financial difficulty as evidenced by:

(i)	an assignment, composition or similar device for the benefit of creditors;

(ii)	inability to pay debts when due;

(iii)	an attachment or receivership of assets, not dissolved within forty-five (45) days;

(iv)	the voluntary filing of a petition in bankruptcy or the institution of any other proceeding under the law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of borrowers; or

(v)	the involuntary filing of a petition in bankruptcy or the institution of any other proceeding under any law relating to bankruptcy, bankruptcy reorganization, insolvency or relief of borrowers.

(e)       Death or dissolution or other termination of Borrowers’ existence or merger or consolidation of Borrower with another entity.

(f)        Loss, theft, destruction, reduction in value, encumbrance of, damage to or change in the Collateral.

9.	Lender’s Remedies on Default.

(a) Upon any default by Borrower, all Obligations hereunder shall be immediately due and payable upon Lender’s demand. Lender shall have all of the rights and remedies of a lender under the Uniform Commercial Code or other applicable law and all rights provided herein, in the Notes, or in any other applicable security or loan agreement, including, without limitation, the right to retain, sell, lease or otherwise dispose of any or all of the Collateral, all of which rights and remedies shall, to the full extent permitted by law, be cumulative. Lender may require Borrower to assemble the Collateral and make it available at a place to be designated by Lender that is reasonably convenient to Lender and Borrower. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, five (5) days’ notice of sale, disposition or other intended action by Lender sent to Borrower shall constitute reasonable notice to Borrower. The waiver of any default hereunder shall not be a waiver of any subsequent default.

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(b) At any time upon the occurrence of a default under this Agreement or the Loan Agreement, Lender is authorized and empowered (i) to notify or cause to be notified customers or other parties having an obligation with respect to the Collateral, and to direct all such customers or other parties to make payments to Lender of all proceeds payable pursuant to the Collateral and if the Borrower shall fail to immediately give such notice and direction to such parties, Lender shall be entitled to give such notice and direction to such parties; (ii) to enforce payment thereof either in its own name or in the names of the Borrower and to collect any negotiable instruments tendered or received in payment thereof; and (iii) to apply all funds as collected towards satisfaction of all indebtedness and other obligations of the Borrower to Lender as more particularly described in the Note of even date. Lender shall be under no duty to act in regard to any of the foregoing matters, and the costs of such collection and enforcement, including attorneys’ fees and out-of-pocket expenses, shall be borne solely by Borrower.

(c) After deducting all costs and expenses of every kind incurred in, or incidental to, the retaking, holding, advertising, preparing for sale, or the selling, leasing or otherwise disposing of the Collateral, including, without limitation, attorneys’ fees, paralegal, legal assistant and similar fees and costs and costs of any repairs considered necessary by Lender, all of which costs and expenses Borrower agrees to pay, Lender may apply the net proceeds of any sale, lease or other disposition of the Collateral to payment of the Obligations hereby secured, whether due or not, in such order as Lender may elect. At any such sale, Lender may, if Lender is the highest bidder, purchase any or all of the Collateral so sold, free from any right of redemption in Borrower, which right of redemption is hereby expressly waived. Only after full payment of all Obligations, and any other payments Lender may be required by law to make, need Lender account to Borrower for any surplus. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the rate of eighteen percent (18.0%) per annum.

10.        Notices. All notices under this Security Agreement shall be in writing and shall be deemed delivered seventy-two (72) hours after being deposited in the U. S. mails, postage prepaid, addressed to Borrower at the address specified above or, at such other address as may be designated by Borrower, provided Lender is in receipt of such change of address.

11.        Binding Effect. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns; and all obligations of Borrower shall bind their heirs, executors, administrators, successors and assigns.

12.       Waivers by Borrower. Borrower hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligation or the Collateral and any and all other notices and demands whatsoever (except as expressly provided herein) whether or not relating to such instruments.

13.         Miscellaneous.

(a)       The laws of the State of Florida shall govern the construction of the interest, rights and duties of the parties under this Agreement.

(b)       A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement.

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(c)       If any term of this Agreement shall be held to be invalid, illegal or unenforceable the validity of all other terms hereof shall in no way be affected thereby.

(d)       Borrower shall be responsible to Lender for all attorney’s fees and costs reasonably incurred by Lender for the collection of any Obligation or sums due under the Note and this Agreement.

14.	Venue; Arbitration.

Exclusive venue for any civil action arising from a default on the Note or breach of this Agreement or the Loan Agreement by Borrower shall be in the Circuit Court in and for Broward County Florida. Each party hereto consents and submits to personal jurisdiction in such court. All other disputes or controversies between the Borrower and Lender regarding any matter whatsoever shall be submitted to arbitration before the American Arbitration Association utilizing its Commercial Rules and such arbitration shall occur in Ft. Lauderdale, Florida. The Circuit Court in and for Broward County Florida shall have concurrent jurisdiction with the American Arbitration Association for purposes of entering temporary or permanent injunctive relief.

IN WITNESS WHEREOF, the undersigned has executed this Security Agreement the day and year set forth below.

CONSOLIDATED RESOURCES GROUP, INC.

Date: February 10, 2005	/s/ Joseph Bergman
Joseph Bergman, President

STATE OF FLORIDA	)
COUNTY OF BROWARD	)

The foregoing instrument was acknowledged before me this ___ day of February, 2005, by Joseph Bergman, President of Consolidated Resources Group, Inc., a Florida corporation, who is personally known to me or who has produced ____________________as identification and who did take an oath.

__________________________________
Print Name:
Notary Public for State of Florida
(SEAL)
My Commission Expires:

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